Exhibit 1.1

Pentair Finance S.à r.l.

$400,000,000 5.900% Senior Notes due 2032

Underwriting Agreement

June 28, 2022

J.P. Morgan Securities LLC

BofA Securities, Inc.

Citigroup Global Markets Inc.

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Ladies and Gentlemen:

Pentair Finance S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) having its registered office at 26 Boulevard Royal, L-2449 Luxembourg and registered with the Luxembourg trade and companies register under number B 166305 (the “Issuer”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $400,000,000 principal amount of its 5.900% Senior Notes due 2032 (the “Securities”). The Securities will be issued pursuant to an indenture dated as of September 16, 2015, as supplemented by the Seventh Supplemental Indenture dated as of June 22, 2020 (the “Base Indenture”), among the Issuer, Pentair plc, an Irish public limited company (the “Guarantor”), and U.S. Bank National Association, as trustee (the “Trustee”), as further supplemented by a Supplemental Indenture in respect of the Securities, to be dated as of the Closing Date (as defined below) (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), and will be guaranteed as to payment on a senior basis by the Guarantor (the “Guarantee”).

The Securities are being issued in connection with the acquisition (the “Acquisition”) by Pentair Commercial Ice LLC (“Pentair Ice”), a Delaware limited liability company and an indirect, wholly owned subsidiary of the Guarantor, of the issued and outstanding equity securities of Manitowoc Foodservice (Luxembourg) S.a.r.l., Manitowoc FSG Holding, LLC, Manitowoc FSG Manufactura Mexico, S. De R.L. De C.v., and WELBILT (China) Foodservice Co., Ltd and certain other assets, rights and properties, and assumption of certain liabilities, comprising Welbilt, Inc.’s (the “Seller”) Manitowoc Ice business, pursuant to the Purchase Agreement, dated March 2, 2022 (the “Purchase Agreement”), between Pentair Ice, the Guarantor and the Seller. Pursuant to the Supplemental Indenture, (i) if the Acquisition has not been completed on or before January 14, 2023 (or such later date on or before April 14, 2023 as extended by the parties to the Purchase Agreement pursuant to the terms and conditions set forth therein, the “Outside Date”), (ii) the Issuer notifies the Trustee and the holders of the Securities that in its reasonable judgment the Acquisition will not be consummated on or prior to the Outside Date or (iii) the Purchase Agreement has been terminated without the consummation of the Acquisition, then the Issuer will be required to redeem all of the Securities at a redemption price equal to 101% of the principal amount of the Securities, plus accrued and unpaid interest to, but not including, the date of redemption.

The Issuer and the Guarantor hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.            Registration Statement. The Issuer and the Guarantor have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an automatic shelf registration statement on Form S-3 (File No. 333-265317), including a prospectus, relating to the Securities. Such registration statement, as of the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in the Registration Statement (and any amendments thereto) before the Time of Sale (as defined below), any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement immediately prior to the Time of Sale that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.

At or prior to 3:25 p.m., New York City time, on June 28, 2022, the time when sales of the Securities were first made (the “Time of Sale”), the Guarantor had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated June 28, 2022, and the “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

2.            Purchase of the Securities by the Underwriters.

(a)           The Issuer agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Issuer the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 97.163% of the principal amount thereof plus accrued interest, if any, from July 8, 2022 to the Closing Date. The Issuer will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)            The Issuer and the Guarantor understand that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information. The Issuer and the Guarantor acknowledge and agree that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c)            Payment for and delivery of the Securities will be made at the offices of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019 at 10:00 a.m., New York City time, on July 8, 2022, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Issuer may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d)            Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Issuer to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Issuer. The Global Note will be made available for inspection by the Representatives not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date.

(e)            The Issuer and the Guarantor acknowledge and agree that each Underwriter is acting solely in the capacity of an arm’s-length contractual counterparty to the Issuer and the Guarantor with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Issuer, the Guarantor or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Issuer, the Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Issuer and the Guarantor shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any other Underwriter shall have any responsibility or liability to the Issuer or the Guarantor with respect thereto. Any review by the Representatives, any Underwriter of the Issuer, or the Guarantor of the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Underwriter and shall not be on behalf of the Issuer or the Guarantor or any other person.

3.            Representations and Warranties of the Issuer and the Guarantor. The Issuer and the Guarantor jointly and severally represent and warrant to each Underwriter that:

(a)            Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer and the Guarantor make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer and the Guarantor in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

(b)            Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer and the Guarantor make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer and the Guarantor in writing by such Underwriter through the Representatives expressly for use in the Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)            Issuer Free Writing Prospectus; Investor Presentation. The Issuer and the Guarantor (including their agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Issuer and the Guarantor or their agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the document listed on Annex A hereto as constituting part of the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Free Writing Prospectus, did not at the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer and the Guarantor make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer and the Guarantor in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus. The investor presentation dated as of June 2022 (the “Investor Presentation”), as of its date did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)            Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Issuer or the Guarantor. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Issuer or related to the offering of Securities has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer and the Guarantor make no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuer and the Guarantor in writing by such Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus or any amendment or supplement thereto.

(e)            Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)            Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Guarantor and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information present fairly, in all material respects, the information required to be stated therein; and the other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Guarantor and its subsidiaries and presents fairly, in all material respects, the information shown thereby. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g)            No Material Adverse Change. Since the date of the most recent financial statements of the Guarantor included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of ordinary shares upon exercise of stock options or vesting of awards described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Time of Sale Information and the Prospectus) or long-term debt of the Guarantor or any of its subsidiaries (other than borrowings under the Amended and Restated Credit Agreement, dated as of December 16, 2021, among the Issuer, the Guarantor, Pentair, Inc. and the lenders and agents party thereto, in an immaterial amount), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Guarantor on any class of capital stock other than as described in the Registration Statement, the Time of Sale Information and the Prospectus, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial position or results of operations of the Guarantor and its subsidiaries taken as a whole; (ii) neither the Guarantor nor any of its subsidiaries has entered into any transaction or agreement that is material to the Guarantor and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Guarantor and its subsidiaries taken as a whole, that in each case, has not been disclosed in the Registration Statement, the Time of Sale Information and the Prospectus; and (iii) neither the Guarantor nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(h)            Organization and Good Standing. The Issuer, the Guarantor and each of their respective subsidiaries have been duly incorporated or formed and are validly existing as a corporation or a company, as the case may be, in good standing (to the extent the concept of good standing is applicable in such jurisdiction) under the laws of their respective jurisdictions of incorporation or formation, have the corporate or company power and authority to own their respective properties and to conduct their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus, and are duly qualified to transact business and are in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing has not had and is not reasonably likely to result in a material adverse effect on (i) the performance by the Issuer or the Guarantor of their respective obligations under this Agreement and the Securities and the Guarantee, or (ii) the general affairs, management, financial condition, shareholders’ equity, results of operations or prospects of the Guarantor and its subsidiaries taken as a whole (each of (i) and (ii), a “Material Adverse Effect”).

(i)            Capitalization. The Guarantor has the capitalization as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization” and all the outstanding shares of capital stock or other equity interests of Guarantor and each subsidiary of the Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable; and all of the issued shares of capital stock or other equity interests of each subsidiary of the Guarantor have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Guarantor, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party other than liens, charges, encumbrances, security interests, restrictions or other claims disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(j)            Due Authorization. The Issuer and the Guarantor have full right, power and authority to execute and deliver this Agreement, the Securities, the Guarantee and the Supplemental Indenture (including the Guarantee set forth therein) (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(k)            The Indenture. The Indenture has been duly authorized by the Issuer and the Guarantor and, upon filing of the Registration Statement, was duly qualified under the Trust Indenture Act and, when the Supplemental Indenture is duly executed and delivered in accordance with its terms by each of the parties thereto, and assuming due execution and delivery thereof by the Trustee, the Indenture will constitute a valid and legally binding agreement of the Issuer and the Guarantor enforceable against the Issuer and the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, court protection or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(l)            The Securities and the Guarantee. The Securities have been duly authorized by the Issuer and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantee has been duly authorized by the Guarantor and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will constitute a valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(m)            Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Issuer and the Guarantor.

(n)            Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(o)            No Violation or Default. None of the Guarantor, the Issuer or, except as individually or in the aggregate has not had and is not reasonably likely to result in a Material Adverse Effect, any subsidiary of the Guarantor or the Issuer, is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Guarantor or any of its subsidiaries is a party or by which the Guarantor or any of its subsidiaries is bound or to which any property, right or asset of the Guarantor or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above with respect to the Guarantor and the Issuer, for any such default or violation that individually or in the aggregate, has not had and would not have a Material Adverse Effect.

(p)            No Conflicts. The execution, delivery and performance by the Issuer and the Guarantor of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities, the issuance of the Guarantee and compliance by the Issuer and the Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Guarantor or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Guarantor or any of its subsidiaries is a party or by which the Guarantor or any of its subsidiaries is bound or to which any property, right or asset of the Guarantor or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Guarantor or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that, individually or in the aggregate, has not had and is not reasonably likely to result in, a Material Adverse Effect.

(q)            No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Issuer and the Guarantor of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities, the issuance of the Guarantee and compliance by the Issuer and the Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for those that have been obtained, the registration of the Securities and the Guarantee under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(r)            Legal Proceedings. Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Guarantor or any of its subsidiaries is a party or to which any property, right or asset of the Guarantor or any of its subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Guarantor or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; no Actions are, to the knowledge of the Issuer and the Guarantor, threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

(s)            Independent Accountants. Deloitte & Touche LLP, who has certified certain financial statements of the Guarantor and its consolidated subsidiaries, is an independent registered public accounting firm with respect to the Guarantor and its consolidated subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(t)            Intellectual Property. Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, to the Issuer’s and Guarantor’s knowledge, the Guarantor or one or more of its subsidiaries, own, possess or have the right to employ such patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the “Intellectual Property Rights”) that are necessary for the Guarantor to conduct its business, in all material respects, as now conducted. Except as set forth in or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Issuer nor the Guarantor, nor, to the knowledge of the Issuer or the Guarantor, any of the Guarantor’s subsidiaries has received any written notice of infringement of or conflict with asserted rights of others with respect to any of the Intellectual Property Rights, except as individually or in the aggregate have not had and are not reasonably likely to result in a Material Adverse Effect.

(u)            No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Guarantor or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, or other affiliates of the Guarantor or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.

(v)            Investment Company Act. Neither the Issuer nor the Guarantor is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(w)            Compliance with Environmental Laws. (i) The Guarantor and its subsidiaries are (x) in compliance with applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, the “Environmental Laws”); (y) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and are in compliance with all terms and conditions of any such permits, licenses or approvals; and (z) have not received notice of any actual or potential liability under any Environmental Law, except in any such case where the failure to comply with Environmental Laws or failure to receive or to comply with such permits, licenses or approvals individually or in the aggregate has not had and is not reasonably likely to result in a Material Adverse Effect, and (ii) except as described in each of the Time of Sale Information and the Prospectus there are no proceedings that are pending, or that are known to be contemplated, against the Guarantor or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed. In the ordinary course of its business, the Guarantor and its subsidiaries periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); and on the basis of such review, have reasonably concluded that such associated costs and liabilities, individually or in the aggregate, have not had and are not reasonably likely to result in a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus.

(x)            Disclosure Controls. The Guarantor maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Guarantor is made known to the Guarantor’s principal executive officer and principal financial officer by others within the Guarantor; and such disclosure controls and procedures are effective.

(y)            Accounting Controls. The Guarantor and its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Guarantor’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the internal control over combined financial reporting of the Guarantor and its subsidiaries is effective and the Guarantor is not aware of any material weaknesses in its internal controls over financial reporting.

(z)            No Change in Internal Controls. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, since the date of the latest audited consolidated financial statements included in the Registration Statement, the Time of Sale Information and the Prospectus, there has been no change in internal control over the combined financial reporting of the Guarantor and its subsidiaries that has materially affected, or is reasonably likely to materially affect, the internal control over the combined financial reporting of the Guarantor and its subsidiaries.

(aa)          Tax Law Compliance. The Guarantor and its subsidiaries have filed all tax returns required by law to be filed and have paid all foreign, national, regional, local and other taxes required by law to be paid, through the date hereof and, if due and payable, paid any related or similar assessment, fine or penalty levied against any of them (except as being contested in good faith and by appropriate proceedings and for which the Guarantor and its subsidiaries have provided adequate reserves in accordance with U.S. generally accepted accounting principles) and except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Guarantor and its subsidiaries or any of their respective properties and assets, except to the extent that any such deficiency would not, individually or in the aggregate, have had or reasonably be expected to have a Material Adverse Effect.

(bb)         No Withholding Tax. All payments to be made by the Issuer under this Agreement and, except as expressly disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, all interest, principal, premium, if any, additional amounts, if any, and other payments on or under the Securities (i) may, under the current laws and regulations of Luxembourg, or any political subdivision or authority or agency therein or thereof having the power to tax, or of any other jurisdiction in which the Issuer or Guarantor is organized or incorporated, engaged in business for tax purposes or is otherwise resident for tax purposes or any jurisdiction from or through which a payment is made on the Securities or any political subdivision or authority or agency therein or thereof having the power to tax (each, a “Relevant Taxing Jurisdiction”), be paid in U.S. dollars, that may be converted into another currency and freely transferred out of the Relevant Taxing Jurisdiction and (ii) will not be subject to withholding taxes under the current laws and regulations of any Relevant Taxing Jurisdiction and are otherwise payable free and clear of any other withholding or deduction in each Relevant Taxing Jurisdiction and without the necessity of obtaining any governmental authorization in any Relevant Taxing Jurisdiction.

(cc)         Stamp Duty. Except as expressly disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, no documentary, stamp, issuance, transfer or other similar taxes or duties are payable by or on behalf of the Underwriters in any Relevant Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein on (i) the creation, issue or delivery by the Issuer and the Guarantor of the Securities, (ii) the purchase by the Underwriters of the Securities in the manner contemplated by this Agreement, (iii) the resale and delivery by the Underwriters of the Securities in the manner contemplated by this Agreement or (iv) the execution and delivery of this Agreement and the other Transaction Documents to which the Issuer and the Guarantor, as applicable, are a party and the consummation of the transactions contemplated hereby and thereby.

(dd)         No Unlawful Payments. Neither the Guarantor nor any of its subsidiaries, or any director or officer of any of them or, to the knowledge of the Issuer and the Guarantor, any agent, affiliate or employee of the Guarantor or any of its subsidiaries or other person associated with or acting on behalf of the Guarantor or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Guarantor and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ee)         Compliance with Anti-Money Laundering Laws. The operations of the Guarantor and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Guarantor or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Guarantor or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Issuer or the Guarantor, threatened.

(ff)         No Conflicts with Sanctions Laws. None of the Guarantor, any of its subsidiaries, or any director or officer of any of them or, to the knowledge of the Issuer or the Guarantor, any employee, agent, or affiliate or other person associated with or acting on behalf of the Guarantor or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Guarantor or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Issuer will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past 5 years, the Guarantor and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(gg)         No Registration Rights. No person has the right to require the Guarantor or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(hh)         No Stabilization. Prior to the date hereof, none of the Issuer, the Guarantor or any of their respective affiliates has taken any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Issuer or the Guarantor in connection with the offering of the Securities.

(ii)            Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(jj)         Cybersecurity; Data Protection. Except as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has been no material security breach or other compromise of or relating to any of the Guarantor’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Guarantor and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other compromise to their IT Systems and Data; (ii) the Guarantor and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Guarantor and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(kk)         Status under the Securities Act. The Issuer is not an ineligible issuer as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

(ll)          Choice of Law in Luxembourg. The Issuer represents that the choice of law provisions set forth in this Agreement are legal, valid and binding under the laws of Luxembourg and will be recognized and given effect to by the courts of Luxembourg (unless a court determined that doing so would be contrary to public policy in Luxembourg); the Issuer has, under the laws of Luxembourg, the power to submit to the jurisdiction of New York courts; the irrevocable submission of the Issuer to the jurisdiction of the New York courts and the waiver by the Issuer of any immunity and any objection to the venue of the proceeding in a New York court, included in this Agreement are legal, valid and binding under the laws of Luxembourg; neither the Issuer nor any of its assets is entitled to immunity (or any similar defense) from suit, execution, attachment or other legal process in Luxembourg; this Agreement is in proper legal form under the laws of Luxembourg for the enforcement thereof against the Issuer, and nothing in Luxembourg law prevents suit upon this Agreement in the courts of Luxembourg; and it is not necessary (a) in order to enable the Underwriters to exercise or enforce their rights under this Agreement in Luxembourg or (b) by reason of the entry into and performance of this Agreement, that any of the Underwriters should be licensed, qualified, authorized or entitled to do business in Luxembourg.

(mm)       Choice of Law in Ireland. The Guarantor represents that the choice of law provisions set forth in this Agreement are legal, valid and binding under the laws of Ireland and will be recognized and given effect to by the courts of Ireland (unless a court determined that doing so would be contrary to public policy in Ireland); the Guarantor has, under the laws of Ireland, the power to submit to the jurisdiction of New York courts; the irrevocable submission of the Guarantor to the jurisdiction of the New York courts and the waiver by the Guarantor of any immunity and any objection to the venue of the proceeding in a New York court, included in this Agreement are legal, valid and binding under the laws of Ireland; neither the Guarantor nor any of its assets is entitled to immunity (or any similar defense) from suit, execution, attachment or other legal process in Ireland; this Agreement is in proper legal form under the laws of Ireland for the enforcement thereof against the Guarantor, and nothing in Ireland law prevents suit upon this Agreement in the courts of Ireland; and it is not necessary (a) in order to enable the Underwriters to exercise or enforce their rights under this Agreement in Ireland or (b) by reason of the entry into and performance of this Agreement, that any of the Underwriters should be licensed, qualified, authorized or entitled to do business in Ireland.

4.            Further Agreements of the Issuer and the Guarantor. The Issuer and the Guarantor jointly and severally covenant and agree with each Underwriter that:

(a)            Required Filings. The Issuer and the Guarantor will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, and will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet referred to in Annex A hereto) to the extent required by Rule 433 under the Securities Act; and the Guarantor will file within the applicable time periods specified by the Exchange Act all reports and any definitive proxy or information statements required to be filed by the Guarantor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the Prospectus Delivery Period (as defined below); and the Issuer will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 a.m., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Issuer will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(b)            Delivery of Copies. The Issuer will deliver, without charge, to each Underwriter (i) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (ii) during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as any Representative may reasonably request.

(c)            Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, in each case prior to the end of the Prospectus Delivery Period, the Issuer and the Guarantor will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which any Representative reasonably objects.

(d)            Notice to the Representatives. During the Prospectus Delivery Period, the Issuer and the Guarantor will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Issuer or the Guarantor of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Issuer or the Guarantor of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Issuer and the Guarantor will use their reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use their best efforts to obtain as soon as possible the withdrawal thereof.

(e)            Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Issuer and the Guarantor will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f)            Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Issuer and the Guarantor will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented including such documents to be incorporated by reference will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g)            Blue Sky Compliance. The Issuer and the Guarantor will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that neither the Issuer nor the Guarantor shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)            Earning Statement. The Guarantor will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least 12 months beginning with the first fiscal quarter of the Guarantor occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided, that (i) such delivery requirements to the Guarantor’s security holders shall be deemed met by the Guarantor’s compliance with its reporting requirements pursuant to the Exchange Act if such compliance satisfies the conditions of Rule 158 thereof and (ii) such delivery requirements to the Representatives shall be deemed met by the Guarantor, as applicable, if the related reports are available on the Commission’s Electronic Data Gathering Analysis and Retrieval System.

(i)            Clear Market. During the period from the date hereof through and including the Closing Date, the Issuer and the Guarantor will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Issuer or the Guarantor and having a tenor of more than one year.

(j)            Use of Proceeds. The Issuer will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.

(k)            DTC. The Issuer will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l)            No Stabilization. Neither the Issuer nor the Guarantor will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(m)            Record Retention. The Issuer and the Guarantor will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5.      Certain Agreements of the Underwriters.       Each Underwriter hereby represents and agrees that:

(a)            It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Issuer or the Guarantor and not incorporated by reference into the Registration Statement and any press release issued by the Issuer or the Guarantor) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Issuer in advance in writing. Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheet referred to in Annex A hereto without the consent of the Issuer.

(b)            It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Issuer if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.            Conditions of the Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Issuer and the Guarantor of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)            Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)            Representations and Warranties. The representations and warranties of the Issuer and the Guarantor contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Issuer, the Guarantor and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)            No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Guarantor or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Guarantor or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)            No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e)            Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer or director of the Issuer and of the Guarantor who has specific knowledge of the Issuer’s or the Guarantor’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officer after reasonable investigation, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct; (ii) confirming that the other representations and warranties of the Issuer and the Guarantor in this Agreement are true and correct and that the Issuer and the Guarantor have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f)            Comfort Letters. On the date of this Agreement and on the Closing Date, Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Guarantor, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g)            Opinion and 10b-5 Statement of Counsel for the Issuer. Foley & Lardner LLP, U.S. counsel for the Issuer, shall have furnished to the Representatives, at the request of the Issuer, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in substantially the form agreed to prior to the date hereof.

(h)            Opinions of Local Counsel. (i) Allen & Overy, société en commandite simple, counsel for the Issuer in Luxembourg, shall have furnished to the Representatives, at the request of the Issuer, its written opinion, dated the Closing Date and addressed to the Underwriters, in substantially the form agreed to prior to the date hereof and (ii) Arthur Cox LLP, Dublin, Ireland, counsel for the Guarantor in Ireland, shall have furnished to the Representatives, at the request of the Issuer, its written opinion, dated the Closing Date and addressed to the Underwriters, in substantially the form agreed to prior to the date hereof.

(i)            Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement of Cravath, Swaine & Moore LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)            No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantee; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantee.

(k)            Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence (to the extent the concept of good standing is applicable in any such jurisdiction) of the good standing of the Issuer and the Guarantor in their respective jurisdictions of organization in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdiction.

(l)            DTC. The Securities shall be eligible for clearance and settlement through DTC.

(m)            Indenture and Securities. The Supplemental Indenture shall have been duly executed and delivered by a duly authorized officer of the Issuer, the Guarantor and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Issuer and duly authenticated by the Trustee.

(n)            Additional Documents. On or prior to the Closing Date, the Issuer shall have furnished to the Representatives such further certificates and documents as any Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.            Indemnification and Contribution.

(a)            Indemnification of the Underwriters. The Issuer and the Guarantor jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, directors, agents, and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, the Investor Presentation or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Issuer in writing by such Underwriter through the Representatives expressly for use therein.

(b)            Indemnification of the Issuer and the Guarantor. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Issuer, the Guarantor, each of its respective directors and officers who signed the Registration Statement and each person, if any, who controls the Issuer or the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Issuer in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, the Investor Presentation or any Time of Sale Information, it being understood and agreed that the only such information consists of the following paragraphs under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus: (i) the names in the first column “Underwriters” under the heading in the table in the first paragraph; (ii) the third paragraph concerning discounts; (iii) the second sentence in the fourth paragraph concerning certain market making activities of the underwriters; and (iv) the fifth paragraph concerning stabilizing transactions, over allotment transactions and syndicate covering transactions.

(c)            Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Issuer, the Guarantor, their respective directors and officers who signed the Registration Statement and any control persons of the Issuer and the Guarantor shall be designated in writing by the Issuer. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)            Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantor on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Issuer and the Guarantor on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Guarantor on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Issuer and the Guarantor from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Issuer and the Guarantor on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)            Limitation on Liability. The Issuer, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)            Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.            Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.            Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Issuer, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Issuer or the Guarantor shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by U.S. federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10.            Defaulting Underwriter.

(a)            If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Issuer on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Issuer shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Issuer may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Issuer or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information and the Prospectus or in any other document or arrangement, and the Issuer agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)            If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Issuer as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Issuer shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)            If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Issuer as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Issuer shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Issuer or the Guarantor, except that the Issuer and the Guarantor will continue to be liable for the payment of expenses as set forth in Section 11 hereof (except for those direct expenses incurred by a defaulting Underwriter) and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect. For the avoidance of doubt, the non-defaulting Underwriters shall not be liable for any expenses incurred by a defaulting Underwriter.

(d)            Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Issuer, the Guarantor or any non-defaulting Underwriter for damages caused by its default.

11.            Payment of Expenses.

(a)            Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Issuer and the Guarantor jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Issuer’s and the Guarantor’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters, which fees and expenses shall not exceed $15,000); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, and the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Issuer in connection with any “road show” presentation to potential investors. Except as provided in this Section 11 and Sections 7 and 10(c) hereof, the Underwriters shall pay their own expenses on a pro rata basis in accordance with the amount of Securities purchased by such Underwriter as set forth on Schedule I, including the fees and expenses of their counsel and travel and lodging expenses of any representatives of the Underwriters.

(b)            The Issuer and the Guarantor jointly and severally agree to indemnify and hold harmless each Underwriter against any documentary, stamp or similar issuance tax, including any interest and penalties imposed thereon, on the creation, issuance and sale of the Securities and on the initial resale thereof pursuant to this Agreement and on the execution and delivery of this Agreement. All payments to be made to each Underwriter hereunder shall be made without any withholding or deduction for or on behalf of any present or future taxes, duties, or governmental charges whatsoever imposed by or on behalf of any jurisdiction from or through which payment is made unless an Issuer or Guarantor is compelled by law to withhold or deduct such taxes, duties or charges; provided that each Underwriter shall, upon reasonable request, provide to the Issuer and the Guarantor all such forms and other documentation that it is legally eligible to provide as would allow for payments under this Agreement to be paid without (or at a reduced rate of) deduction or withholding on account of taxes, duties, or governmental charges. In that event, the Issuer or the Guarantor, as the case may be, shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received had no withholding or deduction been made; provided that no additional amounts shall be payable to the Underwriter with respect to taxes that arise by reason of any connection between the Underwriter and the jurisdiction of the taxing authority imposing such withholding or deduction other than a connection arising solely as a result of the transactions contemplated by this Agreement.

(c)            If (i) this Agreement is terminated pursuant to Section 9, (ii) the Issuer for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Issuer and the Guarantor jointly and severally agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby and neither the Issuer nor the Guarantor shall in any event be liable to any Underwriter for damages on account of loss of anticipated profits from the sale of the Securities.

12.            Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.            Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Issuer, the Guarantor and the Underwriters contained in this Agreement or made by or on behalf of the Issuer, the Guarantor or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Issuer, the Guarantor or the Underwriters.

14.            Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15.            Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Issuer, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16.            Miscellaneous.

(a)            Authority of the Representatives. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities LLC, BofA Securities, Inc. and Citigroup Global Markets Inc. on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities LLC, BofA Securities, Inc. and Citigroup Global Markets Inc. shall be binding upon the Underwriters.

(b)            Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: 212-834-6081); Attention: Investment Grade Syndicate Desk – 3rd Floor, BofA Securities, Inc., 1540 Broadway NY8-540-26-02, New York, NY 10036 (fax: 212-901-7881); Attention: High Grade Transaction Management/Legal, and Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013 (fax: 646-291-1469); Attention: General Counsel. Notices to the Issuer and the Guarantor shall be given to them at Pentair plc c/o Pentair Management Company, 5500 Wayzata Boulevard, Suite 900, Golden Valley, MN 55416 (fax: 763-656-5403); Attention: General Counsel.

(c)            Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)            Submission to Jurisdiction. The Issuer and the Guarantor hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Issuer and the Guarantor waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Issuer and the Guarantor agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer and the Guarantor, as applicable, and may be enforced in any court to the jurisdiction of which the Issuer and the Guarantor, as applicable, is subject by a suit upon such judgment. The Issuer and the Guarantor hereby irrevocably appoint Corporation Service Company, with offices at 1180 Avenue of the Americas, Suite 210, New York, NY 10036, as its agent for service of process in any suit, action or proceeding described in this paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. The Issuer and the Guarantor each waive to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Issuer and the Guarantor represent and warrant that such agent has agreed to act as its agent for service of process, and the Issuer and the Guarantor agree to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

(e)            Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the purchasers could purchase U.S. dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Issuer and the Guarantor with respect to any sum due from either of them to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than U.S. dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of such Underwriter of any sum in such other currency, and only to the extent that such Underwriter or controlling person of such Underwriter may in accordance with normal banking procedures purchase U.S. dollars with such other currency. If the U.S. dollars so purchased are less than the sum originally due to such Underwriter or controlling person of such Underwriter hereunder, the Issuer and the Guarantor jointly and severally agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person of such Underwriter against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Underwriter or controlling person of such Underwriter hereunder, such Underwriter or controlling person of such Underwriter agrees to pay to the Issuer or the Guarantor an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person of such Underwriter hereunder.

(f)            Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(g)            Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16(g):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)            a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)            a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(h)            Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication, including by electronic mail in “portable document format” (“.pdf”) or by a combination of such means), each of which shall be an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law) shall be effective and valid as delivery of a manually executed counterpart thereof.

(i)            Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(j)            Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

PENTAIR FINANCE S.à r.l.

By	/s/ James C. Lucas
	Name:	James C. Lucas
	Title:	Manager

PENTAIR PLC

By	/s/ Robert P. Fishman
	Name:	Robert P. Fishman
	Title:	Executive Vice President, Chief Financial
Officer and Chief Accounting Officer

Accepted: June 28, 2022

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By	/s/ Som Bhattacharyya

Authorized Signatory

Som Bhattacharyya

Executive Director

[Signature Page to Underwriting Agreement]

Accepted: June 28, 2022

BOFA SECURITIES, INC.

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By	/s/ Happy H. Daily

Authorized Signatory

Happy H. Daily

Managing Director

[Signature Page to Underwriting Agreement]

Accepted: June 28, 2022

CITIGROUP GLOBAL MARKETS INC.

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By	/s/ Brian D. Bednarski

Authorized Signatory

Brian D. Bednarski

Managing Director

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriter	Principal Amount
J.P. Morgan Securities LLC	$100,000,000
BofA Securities, Inc.	$56,000,000
Citigroup Global Markets Inc.	$56,000,000
MUFG Securities Americas Inc.	$42,000,000
U.S. Bancorp Investments, Inc.	$42,000,000
Wells Fargo Securities, LLC	$32,000,000
PNC Capital Markets LLC	$28,000,000
BMO Capital Markets Corp.	$16,000,000
BBVA Securities Inc.	$16,000,000
Loop Capital Markets LLC	$12,000,000
Total	$400,000,000

Annex A

Time of Sale Information

•	Pricing Term Sheet, dated June 28, 2022, substantially in the form of Annex B.

Annex B

Filed Pursuant to Rule 433

Registration Statement No. 333-265317

June 28, 2022

Pentair Finance S.à r.l.

Pricing Term Sheet

Issuer:	Pentair Finance S.à r.l.
Guarantor:	Pentair plc
Offering Format:	SEC Registered
Security:	5.900% Senior Notes due 2032 (the “Notes”)
Size:	$400,000,000
Maturity:	July 15, 2032
Coupon:	5.900%
Price to Public:	97.813% of face amount
Yield to Maturity:	6.196%
Spread to Benchmark Treasury:	+300 basis points
Benchmark Treasury:	2.875% due May 15, 2032
Benchmark Treasury Yield:	3.196%
Interest Payment Dates:	January 15 and July 15, commencing January 15, 2023
Redemption Provisions:
Make-Whole Call:	At any time prior to par call date at a discount rate of Treasury plus 45 basis points
Par Call:	At any time on or after April 15, 2032 (the date that is three months prior to the maturity date)
Tax Call:	At any time at par if certain events occur involving changes in taxation
Special Mandatory Redemption:	If (i) the consummation of the Manitowoc Ice acquisition (as defined in the Preliminary Prospectus Supplement) does not occur on or prior to January 14, 2023 (or such later date on or before April 14, 2023 as extended by the parties to the Purchase Agreement (as defined in the Preliminary Prospectus Supplement) pursuant to the terms and conditions set forth therein, the “Outside Date”), (ii) the Issuer notifies the Trustee and the holders of the Notes that in its reasonable judgment the Manitowoc Ice acquisition will not be consummated on or prior to the Outside Date (iii) the Purchase Agreement has been terminated without the consummation of the Manitowoc Ice acquisition, then the Issuer will be required to redeem all of the Notes then outstanding on the date of the special mandatory redemption at a redemption price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the redemption date.
Trade Date:	June 28, 2022
Settlement Date:	July 8, 2022 (T+7)

CUSIP:	709629AS8
ISIN:	US709629AS88
Minimum Denomination:	$2,000 and integral multiples of $1,000 in excess thereof
Joint Book-Running Managers:	J.P. Morgan Securities LLC BofA Securities, Inc. Citigroup Global Markets Inc. MUFG Securities Americas Inc. U.S. Bancorp Investments, Inc.
Senior Co-Managers:	Wells Fargo Securities, LLC PNC Capital Markets LLC BMO Capital Markets Corp.
Co-Managers:	BBVA Securities Inc. Loop Capital Markets LLC

The issuer and the guarantor have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer, the guarantor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC collect at (212) 834-4533, calling BofA Securities, Inc. toll-free at (800) 294-1322 or emailing at dg.prospectus_requests@bofa.com or calling Citigroup Global Markets Inc. toll-free at (800) 831-9146 or e-mailing at prospectus@citi.com.

The underwriters expect to deliver the Notes against payment for the Notes on or about July 8, 2022, which will be the seventh business day following the date of the pricing of the Notes. Since trades in the secondary market generally settle in two business days, purchasers who wish to trade Notes on the date of pricing or the next succeeding four business days will be required, by virtue of the fact that the Notes initially will settle in T+7, to specify alternative settlement arrangements to prevent a failed settlement.

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